Exhibit 10.1  Notice of Charges for an Order to Cease and Desist and Notice of Hearing

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

In the Matter of:

REPUBLIC BANK & TRUST COMPANY LOUISVILLE, KY	NOTICE OF CHARGES FOR AN ORDER TO CEASE AND DESIST AND NOTICE OF HEARING

(INSURED STATE NONMEMBER BANK)	FDIC-10-079b

The Federal Deposit Insurance Corporation ("FDIC"), having reasonable cause to believe that Republic Bank & Trust Company, Louisville, Kentucky ("Bank"), is engaging in unsafe or unsound banking practices with respect to its Refund Anticipation Loan ("RAL") program and, unless restrained, will continue to engage in such practices and violations in conducting the business of the Bank, hereby institutes this proceeding for the purpose of determining whether an appropriate order should be issued against the Bank under the provisions of section 8(b)(1) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1818(b)(1). The FDIC hereby issues this NOTICE OF CHARGES FOR AN ORDER TO CEASE AND DESIST AND NOTICE OF HEARING ("Notice"), pursuant to the provisions of the Act and the FDIC Rules of Practice and Procedure, 12 C.F.R. Part 308:

1.   The Bank is a corporation existing and doing business under the laws of the Commonwealth of Kentucky and has its principal place of business at Louisville, Kentucky.

2.   At all times pertinent to this proceeding, the Bank is and has been a State nonmember bank within the meaning of section 3(e)(2) of the Act, 12 U.S.C. § 1813(e)(2), an insured depository institution within the meaning of section 3(c)(2) of the Act, 12 U.S.C. § 1813(c)(2), and is subject to the Act, 12 U.S.C. §§ 1811-1831aa, the Rules and Regulations of the FDIC, 12 C.F.R. Chapter III, and the laws of the Commonwealth of Kentucky.

3.   The FDIC has jurisdiction over the Bank and the subject matter of this proceeding.

Refund Anticipation Loan Program

Unsafe or Unsound Underwriting Practices

4.   A major business line of the Bank is the origination of short term loans to consumers that are, in substance, secured by the consumers' anticipated income tax refund, Refund Anticipation Loans ("RAL").

5.   During the 2010 tax season the Bank made approximately 836,835 RAL loans totaling over $3,011,606,947, roughly equal to the average assets of the Bank.

6.   The Bank's primary, if not sole, source of repayment for RAL loans is the borrower's tax refund.

7.   One reason the Internal Revenue Service ("IRS") will deny a taxpayers refund is a debt owed to the IRS or certain others.

8.   During previous tax seasons it was possible to obtain from the IRS information concerning a taxpayer's obligations to the IRS or certain others which might preclude payment of a tax refund, commonly known as the "debt indicator" ("DI").

9.   The DI was a vital underwriting tool that allowed the Bank to determine with a reasonable degree of certainty whether a taxpayer will actually receive a refund.

10.         In August of 2010 the IRS announced that it would no longer provide the DI to third parties including the Bank. The DI provided notification of the IRS's intention to offset a refund for debts, including federally insured loans, delinquent child support and federal and state tax liens. If there is no lien on the refund, the probability of the borrower repaying the loan is considerably higher for an RAL. Thus, the DI was previously a key underwriting tool for the RAL portfolio.

11.        Without the DI, the risk of loss increases and a robust underwriting risk mitigation process becomes essential. A bank that cannot use a debt indicator for an RAL must instead underwrite the loans and assess these risks using a retail credit model similar to that used to determine probability of default in small unsecured consumer loans, using such factors as income level, employment, credit score, credit line utilization levels, and payment pattern on certain recurring bills.

12.         Republic's underwriting procedures did not mitigate the absence of the DI and do not consider data needed to assess risk in an unsecured consumer loan portfolio. The Bank currently uses a deficient credit underwriting process that may not have current tax liens and may not appropriately address the variety of variables necessary to establish default and loss probabilities during the 2011 tax season.

13.         Operating the RAL program without sufficient underwriting or the benefit of the DI is an unsafe or unsound practice, and subjects the Bank to abnormal risk of loss.

NOTICE OF HEARING

Notice is hereby given that a hearing will be held in Louisville, Kentucky, commencing 60 days from the date of service of the NOTICE, or on such date and at such place as may be set by the Administrative Law Judge appointed to hear the matter, for the purpose of taking evidence on the charges specified in the NOTICE, and to determine whether an appropriate order should be issued under the FDI Act requiring the Bank to cease and desist from the unsafe or unsound practices and to take affirmative action to correct the conditions resulting from such unsafe or unsound practices by immediately exiting the RAL business as set forth in the attached Order.

The hearing will be held before an Administrative Law Judge to be appointed by the Office of Financial Institution Adjudication pursuant to 5 U.S.C. § 3105. The hearing will be public, and in all respects will be conducted in compliance with the FDI Act, the Administrative Procedures Act, 5 U.S.C. §§ 551 - 559, and the FDIC Rules of Practice and Procedure, 12 C.F.R. Part 308.

The Bank is directed to file an answer to the NOTICE OF CHARGES FOR AN ORDER TO CEASE AND DESIST 20 days from the date of service, as provided in 12 C.F.R. § 308.19 of the FDIC Rules of Practice and Procedure.

All papers to be filed or served in this proceeding shall be filed with the Office of Financial Institution Adjudication, 3501 N. Fairfax Drive, Suite VS-D8113, Arlington, VA 22226-3500, pursuant to section 308.10 of the FDIC Rules of Practice and Procedure, 12 C.F.R. § 308.10. Respondent is encouraged to file any answer electronically with the Office of Financial Institution Adjudication at ofia@fdic.gov.

Copies of all papers filed or served in this proceeding shall be served upon the Office of the Executive Secretary, Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, D.C. 20429-9990; A.T. Dill, Assistant General Counsel, Supervision Branch, Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, D.C. 20429-9990; and Timothy E. Divis, Regional Counsel, Federal Deposit Insurance Corporation, 300 S. Riverside Drive, Suite 1700, Chicago, Illinois 60606.

Pursuant to delegated authority.

Dated this 9th day of February, 2011.

/s/ Serena L. Owens

Division of Supervision and Consumer Protection
Federal Deposit Insurance Corporation

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

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In the Matter of		ORDER TO CEASE AND DESIST
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REPUBLIC BANK & TRUST COMPANY	)
LOUISVILLE, KENTUCKY	)	FDIC-10-079b
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(STATE CHARTERED	)
INSURED NONMEMBER BANK))
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IT IS HEREBY ORDERED, that Republic Bank& Trust Company, Louisville, Kentucky ("Bank"), its institution-affiliated parties, as that term is defined in section 3(u) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:

1.                 (a)  From the effective date of this ORDER, the Bank shall cease making Refund Anticipation Loans ("RAL") and shall implement a plan to wind down the RAL operation.

(b)  The plan required by this paragraph shall be acceptable to the Regional Director of the FDIC's Chicago Region ("Regional Director").

2.                 Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER.

This ORDER shall be effective upon its issuance by the FDIC.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC.

SO ORDERED by the Board of Directors at Washington D.C., this _____ day of ___________, 2011.

By:

_____________________________
Robert E. Feldman
Executive Secretary
Federal Deposit Insurance Corporation